EXHIBIT 99.5

TPT Global Tech's Subsidiary, TPT Strategic, Awarded A Pavement Patching Contract with The City of Birmingham Alabama

SAN DIEGO, CA / ACCESSWIRE / March 30, 2023 / TPT Global Tech, Inc. (OTC PINK:TPTW) ("TPT Global Tech") announced today that Information Security and Training, LLC (IST) a division of its subsidiary, TPT Strategic Inc. (OTC PINK:INOQ)("TPT Strategic"), (www.istincs.com) a general contractor and information technology company was awarded a $518,578.50 USD Pavement Patching contract, Project # 2022 from the City of Birmingham, AL.

The contract, which began in September 2022 and is currently ongoing and has billed $147,000 USD to date. Under the terms of the contract, IST is responsible for providing asphalt roadway patching, concrete roadway patching, and curb and gutter replacement in various locations throughout the City of Birmingham. In addition, IST provides project management, quality control, and safety services to ensure that the project is completed, on time, within budget, and to the city's quality, scope, and functionality expectations.

"We are pleased to announce the contract award with the City of Birmingham, said Stephen Thomas, CEO of TPT Global Tech. IST's expertise and experience in government contracting has allowed us to provide exceptional services to our partners, and we look forward to continuing our work with the City of Birmingham to improve their infrastructure.

About IST, a TPT Strategic Division

IST is based in Huntsville Alabama, with branch offices in Nashville TN, Memphis TN, Birmingham AL, Jackson MS, Fort Campbell KY, New Orleans LA, and Joint Base Lewis-McChord. IST has two divisions, Construction and IT, and has been a general contractor for over 15 years. IST has been offering services in the Federal Marketplace since its inception in 2008 and has completed work for over 15 federal agencies.

IST has been successfully design-build construction, demolition, abatement, earthwork, concrete, steel and metal work, masonry, underground utilities, environmental protection, and site restoration services since 2008. IST differentiates itself by offering superior quality results at a competitive price. IST safely delivers projects on time and within budget. IST has a bonding capacity of $10M per single project and $20M aggregate. IST Information Technology Services Division provides program management, System Engineering, Software Development, Network Engineering, Records Management and Controls, Physical Security and Information Assurance, Video Teleconferencing and AV systems, Help Desk Services, and Information Technology Statements of Qualification. IST is committed to maintaining customer satisfaction, trust and Integrity by delivering quality products and services conforming to industry best practices and continuous process improvement.

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About TPT Global Tech

TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology, and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), and Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media, and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories, and Global Roaming Cell phones.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

Contact:

PR-Shep Doniger

sdoniger@bdcginc.com

561-637-5750

IR-Frank Benedetto

619-915-9422

SOURCE: TPT Global Tech, Inc.

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